UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

SES SOLAR INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49891	33-0860242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

129 Route de Saint Julien, Plan-les-Ouates, Geneva, Switzerland
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +41-22-884-1484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2006, the Company’s wholly owned subsidiary, Société D’Energie Solaire (“SES Switzerland”) executed a construction loan with Banque Cantonale de Genève. Together with a loan to be provided by one of SES Switzerland’s principal stockholders, SES Switzerland is now able to commmence construction on a new manufacturing facility near Geneva, Switzerland during the first quarter 2007. The construction loans are being provided by (i) Banque Cantonale de Genève in the amount of CHF4,800,000 (approximately U.S.$3,920,160) and (ii) Ms. Christiane Erné, one of SES’s principal stockholders, in the amount of CHF 2,700,000 (approximately U.S.$2,205,090). The 24,143,410 common shares held under the Credit Line Escrow Agreement will not be released until the full amount of the financing has been drawn down and used for the construction of the manufacturing facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Terms of Banque Cantonale de Genève Construction Loan

We will pay interest quarterly on the borrowed funds at a variable rate equivalent to 3.25 on November 23, 2006. We will pay a quarterly bank fee of .25% based on the maximum amount borrowed during each quarter. We will also pay an origination fee of CHF5,000 (approximately U.S.$4,083.50).

Conditions precedent to release of any construction loan funds are receipt by the lender of copy of a (i) definitive construction permit; and (ii) financing plan in the total sum of CHF10,680,000 (U.S.$8,722,356.00) with balance of CHF5,880,000.00 (U.S.$4,802,196.00) received in SES Switzerland's operating/construction account. Funds will only be released as incurred and in accordance with the construction contract with Karl Steiner S.A.

The loan is secured by a first mortgage in the amount of CHF 4,800,000.00, (approximately U.S.$3,920,160.00) secured by parcel number 6708 in the village of Plan-les-Ouates.

Upon completion of the construction, but in no event later than June 30, 2008, Banque Cantonale de Genève will consider converting the loan into a mortgage secured by the manufacturing facility.

Terms of Mrs. Christiane Erné Loan

We will pay interest of 4.5% per annum. The funds will be disbursed as soon as construction has begun. The term of the loan will be for two (2) years from such date.

The receipt of these two construction loans will enable our subsidiary, SES Switzerland, to begin construction in the first quarter of 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2006	SES SOLAR INC.

	By:	/s/ Jean-Christophe Hadorn
Jean-Christophe Hadorn
Chief Executive Officer